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                                                                     Exhibit 4.2

                             HOLLYWOOD PARK, INC.
                            1993 STOCK OPTION PLAN

     1.  Purpose.

     The purpose of this 1993 Stock Option Plan (the "Plan") of Hollywood Park, Inc., a Delaware corporation (the "Company"), is to secure for the Company and its stockholders the benefits arising from stock ownership by selected key employees, directors, consultants and advisors of the Company or its subsidiaries as the Committee (hereinafter defined) may from time to time determine. The Plan will provide a means whereby (i) such employees may purchase shares of the Common Stock of the Company pursuant to options which will qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) such employees or other persons may purchase shares of the Common Stock of the Company pursuant to "non-incentive" or "non-qualified" stock options and (iii) any of such persons may receive shares of the Common Stock of the Company, or cash in lieu thereof, pursuant to stock appreciation rights granted in tandem with such options.

     2.  Administration.

     The Plan shall be administered by the Company's Compensation Committee or to another committee established by the Board of Directors of the Company to administer the Plan and to whom administration of the Plan will be duly delegated (in either event, the "Committee"), which Committee shall consist of two or more directors, each of whom shall be a "disinterested person," within the meaning of Rule 16b-3(c) (2) (i) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). No member of the Committee shall be eligible for grants to acquire, or allocations of, equity securities of the Company under the Plan or under any other plan of the Company or its affiliates for a period of one year before or during membership on the Committee (or for such other period as may be required from time to time by Rule 16b-3 of the Exchange Act), except any such plans that would not disqualify any member from qualifying as a "disinterested person" pursuant to said Rule. Any action of the Committee with respect to administration of the Plan shall be taken by a majority vote or written consent of its members.

     Subject to the express provisions of the Plan, the Committee shall have authority (i) to construe and interpret the Plan, (ii) to define the terms used herein, (iii) to prescribe, amend and rescind rules and regulations relating to the Plan, (iv) to determine the individuals to whom and the time or times at which options shall be granted, the terms and provisions of the option agreements (which need not be identical), whether such options will be incentive stock options or non-qualified stock options, whether to include a stock appreciation right with an option and the terms of such rights, the number of shares to be subject to each option, the option price, the number of installments, if any, in which each option may be exercised, and the duration of each option, (v) to approve and determine the duration of leaves of absence which may be granted to participants without constituting a termination of their employment for the purposes of the Plan, and (vi) to make all other determinations necessary or advisable for the administration of the Plan. All determinations
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and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and their legal representatives and beneficiaries.

     The Company will indemnify and hold harmless the members of the Board of Directors and the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act, or omission to act, in connection with the performance of such persons' duties, responsibilities and obligations under the Plan, other than such liabilities, costs and expenses as may result from the gross negligence, bad faith, willful misconduct and/or criminal acts of such persons.

     3.  Shares Subject to the Plan.

     Subject to adjustment as provided in paragraph 16 hereof, the shares to be offered under the Plan shall consist of the Company's authorized but unissued Common Stock, par value $.10 per share (hereinafter called "stock") and the aggregate amount of such stock which may be issued upon exercise of all options under the Plan shall not exceed 625,000 shares (as adjusted to reflect the one-for-four stock dividend to be paid on June 1, 1993). If any option granted under the Plan shall expire or terminate for any reason (other than surrender at the time of exercise of a related stock appreciation right provided for in paragraph 8 hereof), without having been exercised in full, the unpurchased shares subject thereto shall again be available for options to be granted under the Plan.

     4.  Eligibility and Participation.

     All key employees, directors (other than Committee members), consultants and advisers, of the Company or of any subsidiary corporation (as defined in Section 425(f) of the Code) shall be eligible for selection to Participate in the Plan, except that only regular employees, of the Company or a subsidiary may receive incentive stock options under the Plan. An individual who has been granted an option may, if such individual is otherwise eligible, be granted an additional option or options if the Committee shall so determine, subject to the other provisions of the Plan. Such options may be granted in lieu of outstanding options previously granted under this Plan or may be in addition to such options.

     No incentive stock option may be granted to any person who, at the time the incentive stock option is granted, owns shares of the Company's outstanding Common Stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (and of its affiliates, if applicable), unless the exercise price of such option is at least 110 percent (110%) of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted.

     The aggregate fair market value (determined at the time the options are granted) of the shares covered by incentive stock options granted to any one employee under this Plan or any other incentive stock option plan of the Company which may become exercisable for the first time in any one calendar year shall not exceed $100,000; provided, however, that if the Code or the regulations thereunder shall permit a greater amount of incentive stock options to vest in any calendar year, then such higher limit shall be applicable, subject to the provisions of the specific option agreement.

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     All options granted under the Plan shall be granted within ten years from
April 20, 1993.

     5.  Duration of Options.

     Each option and all rights associated therewith shall expire on such date as the Committee may determine, and shall be subject to earlier termination as provided herein; provided, however, that in the case of incentive stock options, each incentive stock option and all rights associated therewith shall expire in any event within ten (10) years of the date on which such incentive stock option is granted; and provided further that all such options and rights shall be subject, to earlier termination as hereinafter provided.

     6.  Purchase Price.

     The purchase price of the stock covered by each option shall be determined by the Committee, but in the case of incentive stock options, shall be not less than one hundred percent (100%) of the fair market value of such stock on the date the incentive stock option is granted. The purchase price of the shares upon exercise of an option shall be paid in full at the time of exercise (i) in cash or by check payable to the order of the Company, (ii) by delivery of shares of Common Stock of the Company already owned by, and in the possession of the option holder, or (iii) if authorized by the Committee or if specified in the option being exercised, by a promissory note made by the option holder in favor of the Company, upon the terms and conditions determined by the Committee and secured by the shares issuable upon exercise complying with applicable law (including, without limitation, date corporate and federal margin requirements), or any combination thereof. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value determined (in accordance with paragraph 9 hereof) as of the close of the business day immediately preceding the date of exercise. Deliveries of cash, shares, and notices to the Company shall be directed to the Secretary of the Company.

     7.  Exercise of Options.

     Each option granted under this Plan shall be exercisable and the total number of shares subject thereto shall be purchasable, in such installments (which need not be equal) during the period prior to its expiration date as the Committee shall determine, but in no event shall any option be exercisable for at least six months after the date of grant (except in the case of death of the option holder). Unless otherwise determined by the Committee, if the option holder shall not in any given installment period purchase all of the shares which the option holder is entitled to purchase in such installment period, then the option holder's right to purchase any shares not purchased in such installment period shall continue until the expiration date or sooner termination of the option holder's option. No option or installment thereof may be exercised except in respect of whole shares, and fractional share interest shall be disregarded except that they may be accumulated in accordance with the preceding sentence. No partial exercise of any option may be for less than one hundred (100) shares.

     Nothing contained in this Plan (or in any option granted pursuant to this Plan) shall confer upon any option holder who is an employee any right to continue in the employ of the Company or of any subsidiary, or interfere in any way with the right of the Company or any

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subsidiary to terminate his employment at any time or to increase or decrease his compensation from the rate in existence at the time of the granting of an option, and further, nothing contained herein or in any option agreement shall affect any contractual rights of an option holder who is an employee.

     Nothing contained in this Plan (or in any option granted pursuant to this Plan) shall confer upon any option holder who is not an employee the right to continue serving as a director of the Company or of any subsidiary, or interfere in any way with the right of the Company or any subsidiary to remove a director.

     8.  Stock Appreciation Rights.

     If deemed appropriate by the Committee, any stock option may be coupled with a stock appreciation right at the time of the grant of the option, or the Committee may grant a stock appreciation right to any person at any time after granting an option to such person prior to the end of the term of such associated option. Such stock appreciation right shall be subject to such terms and conditions not inconsistent with the Plan as the Committee shall impose, provided that:

         (1) A stock appreciation right shall be exercisable to the extent, and only to the extent, the associated option is exercisable and shall be exercisable only for such period as the Committee may determine (which period may expire prior to the expiration date of the option).

         (2) A stock appreciation right shall entitle the option holder to surrender to the Company unexercised the option to which it is related, or any portion thereof, and to receive from the Company in exchange therefor that number of shares (rounded down to the nearest whole number) having an aggregate value equal to the excess of the fair market value of one share (determined as hereinafter provided) over the option price per share specified in such option multiplied by the number of shares subject to the option, or portion thereof, which is so surrendered.

         (3) The Committee may, at its sole discretion, elect to settle, or the stock appreciation right may permit the optionee to elect to receive (subject to approval by the Committee), any part or all of the Company's obligation arising out of the exercise of a stock appreciation right by the payment of cash having a value equal to the aggregate fair market value of that part or all of the shares it would otherwise be obligated to deliver. Notwithstanding the foregoing, in no event shall cash be payable to an officer or director of the Company upon exercise of a stock appreciation right if the stock appreciation right was exercised during the first six months of its term and unless the stock appreciation right was exercised during a period of ten business days beginning with the third business day after the release to the public of a quarterly or annual summary statement of the Company's sales and earnings or unless the transaction is otherwise exempt form the operation of Section 16(b) of the Securities Exchange Act of 1934.

     9.  Fair Market Value of Common Stock.

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     The fair market value of a share of Common Stock of the Company shall be determined for purposes of the Plan by reference to the closing price on the principal stock exchange on which such shares are then listed, or if such shares are not then listed on a stock exchange, by reference to the closing price (if a National Market issue) or the mean between the bid and asked price (if other over-the-counter issue) of a share as supplied by the National Association of Securities Dealers through NASDAQ (or its successor in function), in each case as reported by The Wall Street Journal, for the business day the option or stock appreciation right is granted or exercised, or on the next preceding day on which such stock is traded or listed if none of such stock was traded on the day such option was granted or exercised (or, if for any reason no such price is available, in such other manner as the Committee may deem appropriate to reflect the then fair market value thereof).

     10.  Withholding Tax.

     Upon (i) the disposition by an employee or other person of shares of stock acquired pursuant to the exercise of an incentive stock option granted pursuant to the Plan within two years of the granting of the incentive stock option or within one year after exercise of the incentive stock option; (ii) the exercise by an employee or other person of "non-incentive" or "non-qualified" options; or
(iii) the exercise by an employee or other person of a stock appreciation right; the Company shall have the right to (a) require such employee or other person to pay the Company the amount of any taxes which the Company may be required to withhold with respect to such shares or (b) deduct from all amounts paid in cash with respect to the exercise of a stock appreciation right the amount of any taxes which the Company may be required to withhold with respect to such cash amounts.

     11.  Non-Transferability.

     All options (and any accompanying stock appreciation rights) granted under the Plan shall, by their terms, be non-transferable by the option holder, either voluntarily or by operation of law, otherwise than by will or the laws of descent and distribution, and shall be exercisable during the option holder's lifetime only by the option holder, regardless of any community property interest therein of the spouse of the option holder, or such spouse's successors in interest. If the spouse of the option holder shall have acquired a community property interest in any such option (or accompanying stock appreciation right), the option holder, or the option holder's permitted successors in interest, may exercise the option (or accompanying stock appreciation right) on behalf of the spouse of the option holder or such spouse's successors in interest.

     12.  Holding of Stock After Exercise of Option.

     At the discretion of the Committee, any option may provide that the option holder, by accepting such option, represents and agrees, for the option holder and the option holder's permitted transferees (by will or the laws of descent and distribution), that none of the shares purchased upon exercise of the option or any accompanying stock appreciation right will be acquired with a view to any sale, transfer or distribution of such shares in violation of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any applicable state "blue sky" laws, and the person entitled to exercise the same shall furnish evidence satisfactory to the Company (including a written and signed representation)

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to that effect in form and substance satisfactory to the Company, including an indemnification of the Company in the event of any violation of the Securities Act of 1933 or state blue sky law by such person.

     13.  Termination of Employment or Services Rendered.

     If a holder of an incentive stock option ceases to be employed by the Company or one of its subsidiaries for any reason other than the option holder's death or permanent disability (within the meaning of Section 105(d) (4) of the Code), the option holder's incentive stock option (and any accompanying stock appreciation rights) shall be exercisable for a period of three (3) months after the date the option holder ceases to be an employee of the Company or such subsidiary (unless by its terms it sooner expires) to the extent exercisable on the date of such cessation of employment and shall thereafter expire and be void and of no further force or effect.

     Unless otherwise specified in the individual option agreement, if a holder of non-qualified stock option ceases to be employed by or perform services for the Company or one of its subsidiaries for any reason other than the option holder's death or permanent disability (within the meaning of Section 105(d) (4) of the Code), the option holder's nonqualified stock option (and any accompanying stock appreciation rights) shall be exercisable for a period of one
(1) month after the date the option holder ceases to be an employee of or to perform services for the Company or such subsidiary (unless by its terms it sooner expires) to the extent exercisable on the date of such cessation of employment and shall thereafter expire and be void and of no further force or effect.

     A leave of absence approved in writing by the Committee shall not be deemed a termination of employment for the purposes of this paragraph 13, but no incentive stock option may be exercised during any such leave of absence, except during the first three (3) months thereof.

     Unless otherwise specified in the individual option agreement, during such period after notice to terminate, such option shall be exercisable only as to those shares with respect to which installments, if any, had accrued as of the date of termination.

     14.  Death or Permanent Disability of Option Holder.

     If the holder of an incentive stock option dies or becomes permanently disabled while the option holder is employed by the Company or one of its subsidiaries, the option holder's option (and any accompanying stock appreciation right) shall expire one (1) year after the date of such death or permanent disability unless by its terms it sooner expires. During such period after death, such option (and any accompanying stock appreciation right) may, to the extent that it remained unexercised (but exercisable by the option holder according to such option's terms) on the date of such death or permanent disability, be exercised by the person or persons to whom the option holder's rights under the option shall pass by will or by the laws of descent and distribution.

     Unless otherwise specified in the individual option agreement, if the holder of a non-qualified stock option dies or becomes permanently disabled, the option holder's option (and any accompanying stock appreciation right) shall expire six (6) months after the date of such

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death or permanent disability, be exercised by the person or persons to whom the option holder's rights under the option shall pass by will or by the laws of descent and distribution.

     15.  Privileges of Stock Ownership.

     No person entitled to exercise any option or stock appreciation right granted under the Plan shall have any of the rights or privileges of a stockholder of the Company in respect of any shares of stock issuable upon exercise of such option or stock appreciation right until such option holder has become the holder of record of such shares. No adjustment shall be made for dividends or distributions of rights in respect of such shares if the record date is prior to the date on which such option holder becomes the holder of record, except as set forth in Paragraph 16 hereof.

     Upon the exercise of an option or any accompanying stock appreciation right, unless there is in effect at that time a registration statement under the Securities Act of 1933, as amended (the "Securities Act") permitting the resale of such shares received upon exercise to the public by the option holder (and there is available for delivery a prospectus meeting the requirements of Section 10(a) (3) of the Securities Act), the option holder (or the option holder's permitted transferees by will or the laws of descent and distribution) shall represent and warrant in writing to the Company that the shares purchased upon exercise of the option or any accompanying stock appreciation right are being acquired for investment and not with a view to the sale, transfer or distribution thereof in violation of the Securities Act and the rules and regulations promulgated thereunder, or any applicable state "blue sky" laws.
The person entitled to exercise the option or the accompanying stock appreciation rights shall furnish evidence satisfactory to the Company, including a written and signed representation to the foregoing effect in form and substance satisfactory to the Company, including an indemnification of the Company in the event of any violation of the Securities Act of 1933 or state blue sky laws by such person. If, subsequent to the exercise of an option, there should become effective under the Securities Act, a registration statement permitting the resale to the public shares of the capital stock of the Company issued upon exercise of options granted under this Plan, and if there is available for delivery by the option holder a prospectus meeting the requirements of Section 10(a) (3) of the Securities Act, then any representations and warranties previously made that such shares were being acquired for investment and not with a view to the sale, transfer or distribution thereof shall be disregarded, and the holders of shares shall be released from such representations and warranties with respect to such shares.

     No shares shall be sold, issued or delivered upon the exercise of any option or accompanying stock appreciation right unless and until there shall have been full compliance with any then applicable requirements of the Securities Act of 1933 (whether by registration or satisfaction of exemption conditions), all applicable listing requirements of any national securities exchange on which shares of the same class are then listed, and any other requirements of law or any regulatory bodies have jurisdiction over such sale, issuance and delivery.

     16.  Adjustments.

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     If the outstanding shares of the Common Stock of the Company are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassificiation, stock dividend, stock split, reverse stock split, merger, consolidation, combination, exchange of shares, or other similar transaction, the Committee shall make an appropriate and proportionate adjustment in the maximum number and kind of shares as to which options may be granted under this Plan, including the maximum number that may be granted hereunder or to any one participant. A corresponding adjustment changing the number or kind of shares allocated to unexercised options or portions thereof, which shall have been granted prior to any such change, shall likewise be made, to the end that the optionee's proportionate interest shall be maintained as before the occurrence of such events. Any such adjustment in the outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share or other unit of any security covered by the option, provided, however, that each such adjustment in the number and kind of shares subject to outstanding options, including any adjustment in the option price, shall be made in such a manner as not to constitute a "modification" as defined in Section 424 of the Code. Any such adjustment made by the Committee shall be conclusive.

     Upon (i) the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation (except for a transaction the principal purpose of which is to change the State of the Company's incorporation), (ii) a sale of all or substantially all the property or more than eighty percent (80%) of the then outstanding shares of stock of the Company to another corporation or (iii) if the majority of any class of directors be comprised of individuals who were not either nominated by the then existing Board of Directors or had not been appointed by the then existing Board of Directors (any of the foregoing, a "Corporate Transaction"), subject to the following sentence, the Plan shall terminate and be of no further force and effect. Notwithstanding the foregoing, the Committee shall provide in writing in connection with any such transaction for any or all of the following alternatives (separately or in combination): (i) for the options and any accompanying stock appreciation rights theretofore granted more than six months before such transaction to become immediately exercisable notwithstanding the provisions of paragraph 7 hereof; (ii) for the assumption by the successor corporation of the options and stock appreciation rights theretofore granted or the substitution by such corporation for such options and rights of new options and rights covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (iii) for the continuance of the Plan by such successor corporation in which event the Plan and the options and any accompanying stock appreciation rights theretofore granted shall continue in the manner and under the terms so provided, or (iv) for the payment in cash or stock in lieu of an in complete satisfaction of such options and rights. It is expressly contemplated that an option can be exercised subject to the consummation of a Corporate Transaction.

     Adjustments under this paragraph 16 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan upon any such adjustment.

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     At the discretion of the Committee, any option may contain provisions to the effect that upon the happening of certain events, including a change of control (as defined by the Committee in the option) of the Company, any outstanding options and accompanying stock appreciation rights not theretofore exercisable shall immediately become exercisable in their entirety, notwithstanding any of the other provisions of the option.

     17.  Amendment and Termination of Plan.

     The Committee may at any time suspend, amend or terminate the Plan and may with the consent of an option holder, make such modifications of the terms and conditions of his option as it shall deem advisable; provided that except as permitted under the provisions of Paragraph 16 hereof, an amendment or modification which would:

          a)   increase the maximum shares available for grant under the Plan;

          b) change the minimum purchase price of incentive stock options set forth in Paragraph 5 (provided, however, that the Committee may cancel and regrant at a lower price all or any options granted under the Plan);

          c) materially modify the requirements as to eligibility for participation in the Plan;

          d) materially increase the benefits accruing to participants under the Plan;

          e) increase the maximum term of incentive stock options provided for in paragraph 5;

          f) permit the granting of options or stock appreciation rights to anyone other than as provided in paragraph 4; or

          g) otherwise require Shareholder Approval (as defined below) under Rule 16b-3 under the Exchange Act or Section 422 of the Code,

may not be adopted without further approval by the affirmative vote of the holders of a majority of securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the applicable laws of the State or other jurisdiction in which the Company is incorporated, or by the written consent of the holders of a majority of the Securities of the Company entitled to vote ("Shareholder Approval").

     No option may be granted during any suspension or after such termination. The amendment, suspension or termination of the Plan shall not, without the consent of the option holder, alter or impair any rights or obligations under any option or accompanying stock appreciation right theretofore granted under the Plan. An option may be terminated by agreement between an optionee and the Company and in lieu of the terminated option, a new option may be granted with an exercise price which may be higher or lower than the exercise price of the terminated option.

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     18.  Effective Date of Plan.

     This plan shall be effective upon adoption by the Board of Directors of the Company and Shareholder Approval (as defined in Paragraph 17) within twelve months from the date the Plan is adopted by the Board of Directors. Any options granted under the Plan prior to obtaining such Shareholder Approval shall be granted under the conditions that the options so granted: (1) shall not be exercisable prior to such approval, and (2) shall become null and void if such Shareholder Approval is not obtained.

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